Calculation of Filing Fee Tables
N-2
New Mountain Finance Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.200% Notes due 2027	457(o)			$ 300,000,000.00	0.0001476	$ 44,280.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 44,280.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,280.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, New Mountain Finance Corporation (the "Registrant") initially deferred payment of all of the registration fees relating to the Registrant's Registration Statement No. 333-280501, which was filed with the Securities and Exchange Commission (the "SEC") on June 26, 2024 and automatically became effective upon filing with the SEC (the "Registration Statement"). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the Registration Statement. The pricing supplement to which this exhibit is attached is a final prospectus for the Registrant's offering of the 6.200% Notes due 2027.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 300,000,000. The prospectus is a final prospectus for the related offering.
The pricing supplement to which this exhibit is attached is a final prospectus for the Registrant's offering of the 6.200% Notes due 2027.